Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

The Board of Directors
Siebel Systems, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-07983, 333-22763, 333-40437, 333-53369, 333-72969, 333-85007, 333-94243, 333-41792, 333-49986, 333-51018, 333-52998, 333-55406, 333-59526, 333-72218, 333-75052, 333-106671 and 333-118979) and Form S-3 (No. 333-47062) of Siebel Systems, Inc. of our reports dated March 11, 2005, with respect to the consolidated balance sheets of Siebel Systems Inc. as of December 31, 2003 and 2004, and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear elsewhere in this annual report on Form 10-K of Siebel Systems, Inc.

/s/ KPMG LLP

Mountain View, California
March 11, 2005